Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“SPA”) is made and becomes effective as of the date of the last signature (the “Effective Date”), by and among MARK D. WILLIAMS, COLIN GIBSON, and THE ROBERT AND JOANNA WILLIAMS TRUST (“Sellers”) and EHAVE INC., an Ontario corporation (“Purchaser”).

Premises

A. Sellers are principal shareholders of 20/20 Global, Inc., a Nevada corporation (“20/20 Global”), a publicly traded, fully reporting company that is current in its periodic reporting requirements under the Securities Exchange Act of 1934, as amended. 20/20 Global ceased active business operations in January 2020.

B. Purchaser owns beneficially and of record 100% of the issued and outstanding shares of capital stock (the “MYC Stock”) of Mycotopia Therapies Inc., a Florida corporation (“MYC”).

C. On November 28, 2020, Purchaser, 20/20 Global, and MYC entered into a term sheet (the “Term Sheet”) outlining the terms and conditions of a reorganization transaction which includes: (i) Purchaser purchasing control of 20/20 Global under the terms and conditions of this SPA; (ii) 20/20 Global purchasing the MYC Stock from Purchaser under a separate stock purchase agreement (the “MYC SPA”); and (iii) the change of control of 20/20 Global’s board of directors and management under the terms of Change of Control and Funding Agreement (the “Change of Control Agreement”).

D. The Term Sheet further provides that the closing of each of the transactions contemplated will be dependent on the closing of each of the other agreements and accordingly, the parties have agreed to enter into an escrow agreement with 20/20 Global’s stock transfer agent, Colonial Stock Transfer Company, Inc., to facilitate the simultaneous closing of the transactions outlined above (the “Escrow Agreement”).

E. The parties to this SPA believe it is in their best interests and the best interests of their respective stockholders, as may be applicable, to enter into this SPA, the MYC SPA, the Change of Control Agreement, and the Escrow Agreement (together, the “Definitive Agreements”).

Agreement

NOW, THEREFORE, on these premises, which are incorporated herein by reference, and in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions and Interpretation.

(a) Definitions. When used herein, the following terms will have the meanings set forth below.

(i) “Shares” means nine million, seven hundred and ninety-three thousand, seven hundred and fifty-four (9,793,754) shares of common stock, par value $0.001, of 20/20 Global, which are presently owned by Sellers in the numbers set forth opposite each Seller’s name on Appendix A.

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(ii) “Purchase Price” means a total purchase price of three hundred and fifty thousand dollars and no cents ($350,000) for all of the Shares, which will be allocated to Sellers in the amounts set forth opposite each Seller’s name on Appendix A.

(b) Interpretation. The language in all parts of this SPA will be, in all cases, construed simply according to its fair meaning and not strictly for or against any party. Section headings contained in this SPA are for reference purposes only and will not affect the meaning or interpretation of this SPA. Except when the context clearly requires to the contrary: (a) instances of gender or entity-specific usage (e.g., “his,” “her,” “its,” or “individual”) will not be interpreted to preclude the application of any provision of this SPA to any individual or entity; (b) the word “or” will not be applied in its exclusive sense, unless the context otherwise requires; (c) “including” will mean that the items listed are illustrative and without limitation on the antecedent reference, without any implication that all or even most of the components are mentioned; (d) references to laws, regulations, and other governmental rules (collectively, “rules”), as well as to contracts, agreements, and other instruments (collectively, “instruments”), will mean such rules and instruments as in effect at the time of determination (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the effective date) and will include all successor rules and instruments thereto; (e) references to “$,” “cash,” or “dollars” will mean the lawful currency of the United States; (f) unless otherwise indicated, periods within which a payment is to be made or any other action is to be taken hereunder will be calculated excluding the day on which the period commences and including the day on which the period ends; (g) references to “federal” will be to laws, agencies, or other attributes of the United States (and not to any state or locality thereof); (h) if any day specified in this SPA for any notice, action, or event is not a business day, then the due date for such notice, action, or event will be extended to the next succeeding business day; (i) references to “days” will mean calendar days; references to “business days” will mean all days other than Saturdays, Sundays, and days that are legal holidays in the state of Nevada; and (j) days, business days, and times of day will be determined by reference to local time in Nevada.

2. Sale of Shares. At the Closing (as hereinafter defined), Purchaser will purchase the Shares for the Purchase Price. In consideration for the Purchase Price, Sellers will cause the transfer agent to issue and deliver certificates for the Shares to the Escrow Agent.

3. Securities Matters.

(a) 20/20 Global Documents. 20/20 Global is a fully reporting, publicly traded company and is current on its filings with the U.S. Securities and Exchange Commission (“SEC”). Purchaser acknowledges receipt of certain information concerning 20/20 Global, including its review of 20/20 Global’s periodic filings on the SEC’s EDGAR system.

(b) Certain Information. Each Seller, severally but not jointly, acknowledges the following information regarding 20/20 Global:

(i) 20/20 Global is not presently engaged in any trade or business and has no state or federal tax issues. 20/20 Global is not presently the subject of an SEC action or any other action by any federal or state regulatory agency.

(ii) The Purchase Price has been arbitrarily determined and bears no relation to net worth, asset value, market value, or any other criteria of value.

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4. Representations and Warranties of Purchaser. As an inducement to the execution of this SPA by Sellers and to the fulfillment of the provisions hereof to be performed by Sellers, Purchaser covenants, represents, and warrants to Sellers that:

(a) Purchaser has had the opportunity to discuss this SPA and the following information with its professional advisors, counsel, or accountants, and it is aware of the circumstances and consequences of the following information and entering into this SPA.

(b) This investment is considered to be in the category of extreme risk and Purchaser acknowledges that it may lose its entire investment and that the loss of its entire investment will impose no significant hardship upon it or its business.

(c) The Shares are illiquid, unavailable for resale, and being acquired by reason of a specific exemption under the Securities Act of 1933, as amended (the “Securities Act”), as well as under certain state securities laws.

(d) Existing shareholders of 20/20 Global’s common stock may have purchased shares at prices substantially less than the price to be paid by Purchaser. Common stock that has previously been issued will be available for resale before resale of the Shares purchased by Purchaser will be available.

(e) Purchaser has all requisite power and authority to execute and deliver this SPA, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this SPA by Purchaser and the consummation by Purchaser of the transactions contemplated hereby has been duly authorized by all necessary corporate action, and no other proceedings on the part of Purchaser are necessary to authorize this SPA or to consummate the transactions contemplated hereby.

(f) Purchaser is able: (i) to bear the economic risk of this investment; (ii) to hold the Shares indefinitely; and (iii) to afford a complete loss of this investment. In addition, Purchaser has adequate means of providing for its current needs and personal contingencies, has no need for liquidity in this investment.

(g) Purchaser, together with its representative if any, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision.

(h) Purchaser confirms that, in making its decision to purchase the Shares, it has relied solely upon independent investigations made by it and/or by its representatives, tax professionals, and other advisors, and that it and such representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on 20/20 Global’s behalf concerning the terms and conditions of this investment and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense.

(i) The Shares are being acquired by Purchaser in good faith solely for its own account, for investment purposes only, and are not being purchased for resale, resyndication, distribution, subdivision, or fractionalization thereof.

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(j) Purchaser confirms that: (i) it has no contract or arrangement with any person to sell, transfer, or pledge to any person the Shares or any part thereof, any interest therein, or any rights thereto; (ii) it has no present plans to enter into any such contract or arrangement; and (iii) it understands that as a result it must bear the economic risk of the investment for an indefinite period of time because the Shares have not been, and will not be, registered under the Securities Act and, therefore, cannot be sold unless they are subsequently registered under the Securities Act (which 20/20 Global is not obligated to do and has no present intention of doing) or unless an exemption from such registration is available.

(k) Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares and that 20/20 Global and Sellers are relying on the truth and accuracy of the representations, declarations, and warranties herein made by Purchaser in offering the Shares for sale to it without having first registered the same under the Securities Act.

(l) Purchaser realizes that, in the absence of the availability of Rule 144, any disposition by it of the Shares may require compliance with Regulation D or some other exemption from the Securities Act, and that 20/20 Global is under no obligation, and has no present intention, to take any action to make Rule 144 or any such exemption available.

(m) Purchaser represents that the funds provided for this investment are funds as to which it has the sole right of management.

(n) Purchaser consents to the placement of a legend on the certificate representing the Shares in a form substantially as follows:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state. These securities have been acquired for investment and may not be sold or transferred in the absence of an effective registration or an available exemption from registration under the Securities Act or the laws of the applicable state.

(o) Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating 20/20 Global, the proposed activities thereof, and the risks and merits of this prospective investment in the Shares in general and the suitability of the investment for Purchaser in particular, and Purchaser is not using a purchaser representative (as defined in Regulation D) in connection with the evaluation of such risks and merits.

(p) Purchaser acknowledges that this SPA does not contain the information necessary for it to make an investment decision and it is responsible to make additional requests for information and independently analyze such information.

5. Representations and Warranties of Sellers. As an inducement to the execution of this SPA by Purchaser and to the fulfillment of the provisions hereof to be performed by Purchaser, each Seller, severally and not jointly, covenants, represents, and warrants to Purchaser that:

(a) Authority; Enforceability. Seller has full legal capacity, power, and authority to enter into and perform this SPA and the other documents to be executed and delivered by Sellers in connection with this SPA, and this SPA and the other documents constitute the valid and legally binding obligations of Seller, enforceable in accordance with their respective terms.

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(b) Title. Seller is the registered holder of, and the owner of good title to, all of the Shares to be sold by such Seller hereunder, free and clear of any liens, claims, charges, encumbrances, equities, or options whatsoever. All of the Shares to be sold by Seller may be validly assigned, transferred, and delivered by Seller as herein provided. The Shares are not subject to any shareholder, voting, or other agreement relating to the Shares, and the transactions contemplated herein will not result in the breach of any term or provision of, or constitute an event of default under, any contract, agreement, or instrument to which any of the Sellers is a party. The Shares have been duly authorized, validly issued, fully paid, and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights created by statute, 20/20 Global’s articles of incorporation or bylaws, or any agreement to which any of the Sellers is bound.

6. Closing.

(a) Closing. The consummation of the transactions contemplated by the Definitive Agreements (the “Closing”) will take place through an escrow account maintained by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement, on or before January 4, 2021, or at such other date as Sellers and Purchaser may agree (“Closing Date”). At the Closing, all transactions contemplated by the Definitive Agreements will be conducted substantially concurrently, and no transaction will be deemed to be completed until all are completed.

(b) Deliveries by Purchaser. At the Closing, Purchaser will deliver the Purchase Price to Escrow Agent.

(c) Deliveries by Sellers. At the Closing, Sellers will deliver certificates representing the Shares (with Medallion Guaranteed Stock Powers) with written instructions to Escrow Agent to cancel the certificates and to issue new certificates representing the Shares to Purchaser.

7. Survival. All representations, warranties, covenants, and agreements contained in this SPA or in any document delivered pursuant hereto will survive the Closing for a period of two years and will be fully effective and enforceable following the Closing Date.

8. General Provisions.

(a) Amendment and Waiver. No amendment or waiver of any provision of this SPA will be valid unless the same is in writing and signed by all parties.

(b) Notices. Any notice, demand, request, or other communication permitted or required under this SPA will be in writing and will be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service; addressed as follows:

(i) If to Purchaser:

c/o Benjamin Kaplan

18851 NE 29th Ave. Suite 700

Aventura, FL 33180

Email: bkaplan@ehave.com

(ii) If to Sellers:

c/o Michael Best & Friedrich LLP

Attn: Terrell W. Smith

170 South Main Street, Suite 1000

Salt Lake City, Utah 84101

Email: twsmith@michaelbest.com

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Notwithstanding the foregoing, service of legal process or other similar communications will not be given by electronic mail and will not be deemed duly given under this SPA if delivered by such means. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

(c) Successors and Assigns. No party will assign its or his rights, duties, and obligations under this SPA without the written consent of the other parties, except as otherwise specifically contemplated in this SPA. This SPA will be binding upon, inure to the benefit of, and be enforceable by the parties and their permitted successors and assigns.

(d) Entire Agreement. This SPA incorporates and includes all prior negotiations, correspondence, conversations, agreements, or understandings applicable to the matters contained herein, and the parties agree that there are no commitments, agreements, or understandings concerning the subject matter of this SPA that are not contained in the Definitive Agreements. The parties acknowledge that, in deciding to enter into this SPA, they have not relied upon any statements, promises, or representations, written or oral, express or implied, other than those set forth in the Definitive Agreements. Accordingly, it is agreed that no deviation from the terms hereof will be predicated upon any prior representations or agreements, whether oral or written. The parties acknowledge that they have negotiated this SPA at arm’s-length with adequate representation on an equal basis.

(e) Governing Law. This SPA will be governed by and construed under and in accordance with the laws of the state of Nevada without giving effect to any choice or conflict of law provision or rule (whether the state of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Nevada.

(f) Counterpart Signatures. This SPA may be executed in multiple counterparts of like tenor, each of which will be deemed an original but all of which taken together will constitute one and the same instrument. Counterpart signatures of this SPA that are manually signed and delivered by facsimile transmission; by a uniquely, marked computer-generated signature; or by other electronic methods, will be deemed to constitute signed original counterparts hereof and will bind the parties signing and delivering in such manner and will be the same as the delivery of an original.

(g) Incorporated Documents. All appendices, attachments, and other documents to be delivered by the parties hereto at or prior to the Closing Date are hereby incorporated in this SPA by this reference.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this SPA as of the date first written above.

SELLERS:

MARK D. WILLIAMS

Date:

COLIN GIBSON
Date:

THE ROBERT AND JOANNA WILLIAMS TRUST

By:
Joanna Williams, Trustee

Date:

PURCHASER:

EHAVE INC.

By:
Benjamin Kaplan, President

Date:

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Appendix A

Sellers

Seller’s Name	Number of Shares Sold	Portion of Purchase Price to be Received

Mark Williams	4,546,176	$167,467

Colin Gibson	3,085,670	110,273

The Robert and Joanna Williams Trust	2,161,908	77,260
	9,793,754	$350,000